Exhibit 99.1

CITI TRENDS ANNOUNCES FIRST QUARTER FISCAL 2025 RESULTS

Comparable store sales growth of 9.9%; Two-year stack of 13.0%

Total year-over-year sales growth of 8.3%, or $15.4 million, to $201.7 million

Adjusted EBITDA* of $5.4 million, $6.2 million higher than prior year

Balance sheet continues to have ample liquidity and no debt

Company raises Fiscal 2025 Outlook

SAVANNAH, GA (June 3, 2025) — Citi Trends, Inc. (NASDAQ: CTRN), a leading off-price value retailer of apparel, accessories and home trends primarily for African American families in the United States, today reported results for the first quarter ended May 3, 2025. For purposes of comparison, unless otherwise stated, metrics in this release are compared to the 13-week first quarter ended May 4, 2024.

Chief Executive Officer Comments

Ken Seipel, Chief Executive Officer said, “I am pleased to report progress on our continued strategic transformation journey, as evidenced by our strong first quarter results on both the top and bottom line as well as stronger-than-expected adjusted EBITDA flowthrough. The tide is rising on all fronts at Citi Trends with all retail metrics trending positively and growth in both apparel and non-apparel, in all climate zones, and in all store volumes. Our sales momentum has continued with Q2’ 25 quarter-to-date comparable store sales growth trending in the mid to upper-single digits.”

Mr. Seipel continued, “There is no doubt that there is a great deal of macro-economic uncertainty, particularly as it relates to tariffs. Our approach is to be aggressive to drive growth and remain flexible to react and adjust as needed. For the foreseeable future, our teams have successfully held net product costs flat in aggregate, finding alternative goods when needed and taking advantage of off-price opportunities created by the disrupted environment. As a result, we have mitigated near-term margin pressure and we remain optimistic about our ability to control our business results.

In 2025 our go-forward focus is to finalize the improvement of key processes, consistently execute our business model and develop new capabilities for future growth. Our refined approach to serving African American customers through curated assortments, improved in-store experiences and compelling off-price value is resonating, as evidenced by increased transaction counts. The foundational improvements we’ve made across merchandising, supply chain and allocation have enabled faster delivery of fresher inventory while improving margins. Though we're in early transformation stages, the positive trends we’re producing reinforce my confidence and belief that Citi Trends is a highly differentiated business model serving a very loyal customer, giving us a clear path to growing EBITDA to $40 million and beyond.

The transformation of Citi Trends begins with our people. We are making Citi Trends a great place to work through performance-based compensation programs, improved retention and enhanced leadership training programs. For our customers, we're making Citi Trends a great place to shop by delivering exceptional store experiences that are neat, clean and organized as we fully embrace our identity as an off-price retailer. And above all, we are improving our ability to edit style and trends, while delivering extreme value branded offerings and buzz-worthy products all aimed at enhancing our value equation for our shoppers. I want to thank the entire Citi Trends organization for their unwavering support throughout our transformation journey. I'm confident that our refined operating model, dedicated people and strong customer focus position Citi Trends to deliver continued strong results, market share gains and shareholder value creation.”

Financial Highlights – First Quarter 2025

•	Total sales of $201.7 million increased $15.4 million, or 8.3%, vs. Q1 2024; comparable store sales increased 9.9% compared to Q1 2024 fueled by increases in traffic, basket and conversion, reflecting the continued impact of improved product style and value, addition of off-price extreme value and better product allocation methods

•	Gross margin of 39.6% vs. 38.7% in Q1 2024, an increase of 90 basis points due to higher initial markup, lower shrink and lower freight expense, partially offset by planned in-season markdowns

•	SG&A expense dollars leveraged 270 bps vs. Q1 2024, 220 bps as adjusted*, reflecting the impact of increased sales and disciplined cost controls

•	Net income of $0.9 million, or adjusted net income* of $1.4 million, vs. net loss of $3.4 million, or adjusted net loss* of $2.7 million, in Q1 2024

•	Adjusted EBITDA* of $5.4 million compared to an adjusted EBITDA* loss of $0.8 million in Q1 2024

•	Adjusted EBITDA Flowthrough of 40%, above Company expectations, from total sales increase of $15.4 million versus last year and adjusted EBITDA increase of $6.2 million

•	Diluted earnings per share of $0.11, or $0.17 as adjusted* vs. earnings per share of $(0.42), or $(0.32) as adjusted*, in Q1 2024

•	Real Estate: Remodeled 19 stores in the quarter and ended the period with 591 locations

Inventory

•	Merchandise inventory was $109.9 million at the end of the first quarter vs. $119.0 million at the end of Q1 2024, a 7.6% decrease. Average in-store inventory decreased 4.9% vs. the same period last year while supporting 9.9% comparable store sales growth.

•	Inventory is significantly fresher than Q1 2024 with a 45% decrease in aged product, a result of the Q2 2024 mark down of slow-selling and aged inventory plus the renewed focus on in-season markdowns

Cash and Liquidity

•	The Company ended the first quarter with $41.6 million of cash, no borrowings under a $75 million credit facility and no debt

•	Total liquidity of approximately $117.0 million at the end of the first quarter

Capital Return Program Update

In the first quarter of fiscal 2025, the Company repurchased 250,555 shares of its common stock for a total spend of $6.3 million. At the end of Q1 2025, $40.0 million remained available under the Company’s share repurchase program.

Fiscal 2025 Outlook

The Company is updating its fiscal 2025 outlook as follows:

•	Expecting full year comparable store sales growth of mid-single digits, at the high end of previous outlook of low to mid-single digit growth

•	Full year gross margin rate expected to increase approximately 200 basis points vs. fiscal 2024, slightly below previous outlook due to an elongated timeline for the repair phase of the supply chain transformation

•	SG&A is now expected to leverage in the range of 60 basis points to 80 basis points vs. fiscal 2024, above previous outlook on higher expected sales, inclusive of increased incentive compensation accruals related to business performance

•	Full year EBITDA* is now expected to be in the range of $6 million to $10 million, above previous outlook, a $20 million to $24 million improvement vs. 2024

•	Expecting fiscal 2025 effective tax rate of approximately 0%, consistent with previous outlook

•	The Company continues to plan to open up to 5 new stores, remodel approximately 50 stores and close up to 5 locations

•	Expected full year capital expenditures remain in the range of $18 million to $22 million

Investor Conference Call and Webcast

Citi Trends will host a conference call today at 9:00 a.m. ET. The live broadcast of Citi Trends' conference call will be available online at the Company's website, cititrends.com, under the Investor Relations section, beginning today at 9:00 a.m. ET. The online replay will follow shortly after the call and will be available for replay for one year.

The live conference call can also be accessed by dialing (877) 407-0779. A replay of the conference call will be available until June 10, 2025, by dialing (844) 512-2921 and entering the passcode,13753445.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. The Company’s responses to questions, as well as other matters discussed during the call, may contain or constitute information that has not been disclosed previously.

*Non-GAAP Financial Measures

The historical non-GAAP financial measures discussed herein are reconciled to their corresponding GAAP measures at the end of this press release. The Company is unable to provide a full reconciliation of the forward-looking non-GAAP financial measure used in 2025 outlook without unreasonable effort because it is not possible to predict certain of its adjustment items with a reasonable degree of certainty. This information is dependent upon future events and may be outside of the Company’ control and its unavailability could have a significant impact on its financial results.

About Citi Trends

Citi Trends, Inc. is a leading off-price value retailer of apparel, accessories and home trends primarily for African American families in the United States. The Company operates 590 stores located in 33 states. For more information, visit cititrends.com or your local store.

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding the Company’s future financial results and position, business policy and plans, objectives and expectations of management for future operations and capital allocation expectations, are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. The words "believe," "may," "could," "plans," "estimate," “expects,” "continue," "anticipate," "intend," "expect," “upcoming,” “trend” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements, although not all forward-looking statements contain such language. Statements with respect to earnings, sales or new store guidance are forward-looking statements. Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarter-end financial and accounting procedures, are not guarantees of future performance or results, and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in our Annual Reports and Quarterly Reports on Forms 10-K and 10-Q, respectively, and any amendments thereto, filed with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to general economic conditions, including inflation, energy and fuel costs, unemployment levels, and any deterioration whether caused by acts of war, terrorism, political or social unrest (including any resulting store closures, damage or loss of inventory) or other factors; changes in market interest rates and market levels of wages; the imposition of new taxes on imports, new tariffs and changes in existing tariff rates; the imposition of new trade restrictions and changes in existing trade restrictions; impacts of natural disasters such as hurricanes; uncertainty and economic impact of pandemics, epidemics or other public health emergencies; transportation and distribution delays or interruptions; changes in freight rates; the Company’s ability to attract and retain workers; the Company’s ability to negotiate effectively the cost and purchase of merchandise inventory risks due to shifts in market demand and to manage inventory shrinkage; the Company’s ability to gauge fashion trends and changing consumer preferences; consumer confidence and changes in consumer spending patterns; competition within the industry; competition in our markets; the duration and extent of any economic stimulus programs; changes in product mix; interruptions in suppliers’ businesses; risks related to cybersecurity, data privacy and intellectual property; temporary changes in demand due to weather patterns; seasonality of the Company’s business; the results of pending or threatened litigation; delays associated with building, remodeling, opening and operating new stores; and delays associated with building, opening or expanding new or existing distribution centers. Any forward-looking statements by the Company, with respect to guidance, the repurchase of shares pursuant to a share repurchase program, or otherwise, are intended to speak only as of the date such statements are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:

Tom Filandro

ICR, Inc.

CitiTrendsIR@icrinc.com

CITI TRENDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	First Quarter
	2025	2024	2023
Net sales	$201,728	$186,289	$179,688

Cost of sales (exclusive of depreciation shown separately below)	(121,918)	(114,254)	(113,659)
Selling, general and administrative expenses	(74,887)	(74,211)	(70,807)
Depreciation	(4,370)	(4,793)	(4,681)
Asset impairment	(64)	—	—
Gain on sale-leaseback	—	—	—
Income (loss) from operations	489	(6,969)	(9,459)
Interest income	458	849	1,023
Interest expense	(76)	(79)	(75)
Income (loss) before income taxes	871	(6,199)	(8,511)
Income tax expense	—	2,773	1,876
Net income (loss)	$871	$(3,426)	$(6,635)

Basic net income (loss) per common share	$0.11	$(0.42)	$(0.81)
Diluted net income (loss) per common share	$0.11	$(0.42)	$(0.81)

Weighted average number of shares outstanding
Basic	8,034	8,253	8,182
Diluted	8,170	8,253	8,182

CITI TRENDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)

	May 3, 2025	May 4, 2024
Assets:
Cash and cash equivalents	$41,556	$58,169
Inventory	109,931	119,014
Prepaid and other current assets	13,752	17,815
Assets held for sale	247	—
Property and equipment, net	49,146	53,352
Operating lease right of use assets	218,360	226,918
Deferred tax assets	—	—
Other noncurrent assets	4,416	8,834
Total assets	$437,408	$484,102

Liabilities and Stockholders' Equity:
Accounts payable	$80,919	$72,269
Accrued liabilities	24,053	24,436
Current operating lease liabilities	44,592	45,428
Other current liabilities	908	843
Noncurrent operating lease liabilities	175,797	184,463
Other noncurrent liabilities	2,580	1,831
Total liabilities	328,849	329,270

Total stockholders' equity	108,559	154,832
Total liabilities and stockholders' equity	$437,408	$484,102

CITI TRENDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

(in thousands, except per share data)

The Company makes reference in this release to adjusted SG&A, adjusted net income (loss),adjusted diluted earnings per share, and adjusted EBITDA. The Company believes these supplemental measures reflect operating results that are more indicative of the Company's ongoing operating performance while improving comparability to prior and future periods, and as such, may provide investors with an enhanced understanding of the Company's past financial performance and prospects for the future. This information is not intended to be considered in isolation or as a substitute for net income or earnings per diluted share prepared in accordance with generally accepted accounting principles (GAAP).

	First Quarter
	May 3, 2025	May 4, 2024
Reconciliation of Adjusted Operating income (loss)
Operating income (loss)	$489	$(6,969)
Gain on insurance	—	—
Asset impairment	64	—
Cyber incident expenses	(402)	—
Other non-recurring expenses	885	1,380
Adjusted operating income (loss)	$1,036	$(5,589)

	First Quarter
	May 3, 2025	May 4, 2024
Reconciliation of Adjusted SG&A
SG&A	$(74,887)	$(74,211)
Cyber incident expenses	(402)	—
Other non-recurring expenses	885	1,380
Adjusted SG&A	$(74,404)	$(72,831)

	First Quarter
	May 3, 2025	May 4, 2024
Reconciliation of Adjusted Net Income (Loss)
Net income (loss)	$871	$(3,426)
Asset impairment	64	—
Cyber incident expenses	(402)	—
Other non-recurring expenses	885	1,380
Tax effect	—	(617)
Adjusted net income (loss)	$1,418	$(2,663)

	First Quarter
	May 3, 2025	May 4, 2024
Reconciliation of Adjusted Diluted EPS
Diluted earnings (loss) per share	$0.11	$(0.42)
Asset impairment	$0.01	—
Cyber incident expenses	$(0.05)	—
Other non-recurring expenses	$0.11	0.17
Tax effect	$-	(0.07)
Adjusted diluted earnings (loss) per share	$0.17	$(0.32)

	First Quarter
	May 3, 2025	May 4, 2024
Reconciliation of Adjusted EBITDA
Net income (loss)	$871	$(3,426)
Interest income	(458)	(849)
Interest expense	76	79
Income tax benefit	—	(2,773)
Depreciation	4,370	4,793
Asset impairment	64	—
Cyber incident expenses	(402)	-
Other non-recurring expenses	885	1,380
Adjusted EBITDA	$5,406	$(796)